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                                                                 EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of RFS Hotel Investors, Inc. on Forms S-3 (File No. 333-03307 and File No. 333-28849) and on Form S-8 (File No. 333-19411) of our report dated January 21, 2000, except for Note 9 as to which the date is February 15, 2000, on our audits of the consolidated financial statements and the financial statement schedule of RFS Hotel Investors, Inc. and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998, and 1997, which report appears in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP



Memphis, Tennessee
March 27, 2000